                                           EXHIBIT 10-33














                          AMENDMENT NO. 9

                                to

            THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                of

             NEW YORK STATE ELECTRIC & GAS CORPORATION

          The Supplemental Executive Retirement Plan of
     New York State Electric & Gas Corporation (the "Plan") is hereby amended, effective as of January 7, 1994, as follows:

               1. The following sentence is added at the end of Paragraph 3 of the Plan:

          The benefit payable pursuant to this Paragraph 3 shall be calculated by subtracting the benefit payable under the Corporation's Retirement Benefit Plan for Employees from the benefit without tax limitations described in the first sentence of this Paragraph 3.

               2. The following two sentences are added at the end of the first paragraph of Paragraph 4A of the
     Plan:

          Additionally, upon and after a Change in Control (as defined in Paragraph 7 hereof), all Key Persons whose employment is terminated at age 55 or later for any reason other than death or Cause (as defined in Paragraph 7 hereof) shall be entitled to receive the retirement benefit described in this Paragraph 4A, as well as any benefits provided pursuant to the terms of Paragraph 3 hereof. For purposes of the benefits payable pursuant to the immediately preced-ing sentence, the benefit calculated under Paragraph 4A hereof shall be determined by applying the same reduction in benefits for commencement prior to age 60 as is applied upon early retirement under the Corporation's Retirement Benefit Plan for Employees.

               3.  Clause (i) of the first sentence of the
     second paragraph of Paragraph 4A is amended to read, in its entirety, as follows:

          ...(i) any amounts received by the Key Person pursu-ant to Paragraph 3 hereof or from the Company's tax qualified Retirement Benefit Plan for Employees (prior to reduction for the survivor's benefit or ten year certain benefit) and...

               4. The third paragraph of Paragraph 4A of the Plan is amended to read, in its entirety, as follows:

               For purposes of making the subtraction set forth in the immediately preceding paragraph, if
          (i) a Key Person retires at or after age 60 (or age
               55 in the case of a Participant in the Corporation's tax qualified Retirement Benefit Plan for Employees who is described in Section 2 of Article XI of said plan) and prior to age 62, or (ii) a Key Person's employment is terminated, upon and after a Change in Control (as defined in Paragraph 7 hereof), for any reason other than death or Cause (as defined in Paragraph 7 hereof) at or after age 55 and prior to age 62, the amount of social security benefits subtracted will be the amount of estimated social security benefits that the Plan Administrator esti-mates that the Key Person would have received if he had retired at age 62.

               5. The introductory phrase of the last sen-tence of Paragraph 4C is amended to read, in its entire-ty, as follows:

          Except as specifically provided in the last two sen-tences of the first paragraph of Paragraph 4A hereof or in the second and third sentences of Paragraph 4B hereof,

               6. Paragraph 6 of the Plan is amended to read, in its entirety, as follows:

               6. Funding. There will be no funding of any amounts to be paid pursuant to this Plan; provided, however, that the Corporation, in its discretion, may establish a trust to pay such amounts, which trust shall be subject to the claims of the Corporation's creditors in the event of the Corporation's bankruptcy or insolvency; and pro-vided, further, that the Corporation shall remain responsible for the payment of any such amounts which are not so paid by any such trust.

               7. The following new Paragraph 7 is added to the Plan:

               7.  Definitions of Cause and Change in Control.

                    "Cause" for termination by the Corporation of a Key Person's employment (for purposes of this Plan), after any Change in Control, shall mean (i) the willful and continued failure by the Key Person to substantially perform the Key Person's duties with the Corporation (other than any such failure resulting from the Key Person's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Key Person by the Board of Directors, which demand specifi-cally identifies the manner in which the Board of Directors believes that the Key Person has not substantially performed the Key Person's duties, or (ii) the willful engaging by the Key Person in conduct which is demonstrably and materially injurious to the Corporation or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this defi-nition, no act, or failure to act, on the Key Person's part shall be deemed "willful" unless done, or omitted to be done, by the Key Person not in good faith and without reasonable belief that the Key Person's act, or failure to act, was in the best interest of the Corporation.

                    A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                         (i)  any Person (as defined in this
                    Paragraph 7) is or becomes the Beneficial Owner (as defined in this Paragraph 7), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affili-
                    ates) representing 25% or more of the combined voting power of the Corporation's then out-standing securities; or

                         (ii)  during any period of two con-
                    secutive years (not including any period prior to January 7, 1994), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with the Corporation to ef-fect a transaction described in paragraph (i),
                    (iii) or (iv) of this Change in Control defini-
                    tion) whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the begin-ning of the period or whose election or nomina-tion for election was previously so approved, cease for any reason to constitute a majority thereof; or

                         (iii)  the shareholders of the Corpo-
                    ration approve a merger or consolidation of the Corporation with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Corpora-tion outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combi-nation with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least 75% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recap-italization of the Corporation (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Corporation's then outstanding securities; or

                         (iv)  the shareholders of the Corpo-
                    ration approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

               For purposes of the definition of Change in
                    Control in this Paragraph 7:

               "Beneficial Owner" shall have the meaning de-
                    fined in Rule 13d-3 under the Exchange Act.

               "Exchange Act" shall mean the Securities Ex-
                    change Act of 1934, as amended from time to time.

               "Person" shall have the meaning given in Sec-
                    tion 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corpora-tion or any of its subsidiaries, (iii) an un-derwriter temporarily holding securities pursu-ant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substan-tially the same proportions as their ownership of stock of the Corporation.